UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 21, 2005

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

LOAN AGREEMENT WITH NATEXIS BANQUES POPULAIRES

As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2004, on December 23, 2004, subject to obtaining approval from the French government, Madison Energy France, a societe en commandite simple incorporated under the laws of France (“MEF”), as the Borrower, Madison Oil France, a societe anonyme incorporated under the laws of France (“MOF”) ,as a Guarantor, and Toreador Resources Corporation, a Delaware corporation (the “Company”) and Madison Oil Company Europe, a Delaware corporation (“MOCE”) both as an Obligor entered into a Reserve Base Revolving Facility Agreement (the “Revolving Facility Agreement”) with Natexis Banques Populaires, a French bank (the “Agent”) and certain lenders party thereto (the “Lenders”). Approval from the French government has been obtained. The Revolving Facility Agreement provides that if certain specified conditions are met, the Lenders shall make borrowing base loans to MEF through December 23, 2009 up to an aggregate amount of fifteen million dollars (US$15,000,000). The proceeds of these loans will be used for general corporate purposes, to develop certain hydrocarbon fields currently owned by MEF and to finance the acquisition and development of additional hydrocarbon fields in France and Turkey.

On February 21, 2005, the Revolving Facility Agreement was secured (i) by the assignment by certain parties to the Revolving Facility Agreement of certain contract rights, including the rights of MEF in the French fields, (ii) by a pledge by MOCE of its ownership interests in MOF and MEF, (iii) by a pledge by MOF of its ownership interests in MEF and (iv) by the collateralization of a collection account of MEF. Also on February 21, 2005, the Company, MOCE and MOF each entered into unconditional guarantees of MEF’s obligations under the Revolving Credit Facility.

The interest rate on the loans is the LIBOR rate plus 2.25%-2.75%, depending on the amount of principal outstanding. Principal payments, together with accrued interest, are due in monthly installments.

The Revolving Facility Agreement contains various affirmative and negative covenants, including compliance with reporting requirements by the Company, MOCE, MOF and MEF, restrictions on indebtedness of the Company, MOF and MEF, restrictions on granting liens by MOF and MEF, compliance by the Company and MEF with certain ratios and financial covenants, and restrictions on the Company paying dividends on the Company’s capital stock. The events of default under the Revolving Facility Agreement include payment defaults, breaches of covenants, cross defaults with certain other indebtedness and insolvency events.

REGISTRATION RIGHTS AGREEMENTS

On February 22, 2005, the Company entered into Registration Rights Agreements with each of James R. Anderson, Karen Anderson and Roger A. Anderson relating to the shares described in Item 3.02 that were issued as an inducement to convert the shares of Series A-1 Convertible Preferred Stock. The Registration Rights Agreements grant the holders of such shares certain “piggy-back” registration rights relating to the resale of such shares.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 – Entry into Material Definitive Agreement regarding the Revolving Facility Agreement by and among the Company, MEF, MOF, MOCE, Agent and Lenders.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 21, 2005, in connection with the Revolving Facility Agreement described in Item 1.01 “Entry into a Material Definitive Agreement”, the Company agreed to granted to Natexis Banques

Populaires on or prior to April 21, 2005, options to purchase 50,000 shares of the Company’s common stock at an exercise price share equal to the rolling average price of the Company’s Common Stock as reported in NASDAQ Composite Transactions for the ten consecutive (10) trading days immediately preceding the date of issuance of the options, plus fifteen percent (15%). It is currently contemplated that the options will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Additionally, the Company recently offered to each holder of its Series A-1 Convertible Preferred Stock (the “Preferred Stock”) the opportunity to convert such shares of Preferred Stock into shares of common stock of the Company pursuant to the terms of conversion of the Preferred Stock. In addition the company offered additional shares of common stock as an inducement for the holders to convert the Preferred Stock at a time when the Company could not mandatorily redeem the Preferred Stock and in lieu of dividends that would otherwise accrue until such mandatory redemption date. On February 22, 2005, pursuant to this offer, the Company issued 389,754 shares of common stock (14,754 inducement shares) to James R. Anderson, 129,918 shares of common stock (4,918 inducement shares) to Karen Anderson, and 12,942 shares of common stock (492 inducement shares) to Roger A. Anderson. All shares issued upon conversion were issued at a conversion price of $4.00 per share. The shares of common stock issued pursuant to the foregoing were issued in reliance upon the exemptions from registration provided by either Section 3(a)(9) and/or Section 4(2) of the Securities Act of 1933, as amended.

On February 22, 2005, the Company issued 7,080 shares of common stock to Shimmerlik Corporate Communications, Inc. (“Shimmerlik”) upon the exercise by Shimmerlik of an warrant dated December 31, 2001, which was issued in connection with the acquisition of Madison Oil Company as a replacement for a warrant Shimmerlik previously held covering shares of common stock in Madison Oil Company. The shares of common stock issued to Shimmerlik were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03	Material Modifications to Rights of Security Holders

See Item 1.01 “Entry into a Material Definitive Agreement” above regarding both the Loan Agreement with Natexis Banques Populaires and the Registration Rights Agreements.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

*4.1	Registration Rights Agreement dated February 22, 2005 by and between Toreador Resources Corporation and James R. Anderson.
*4.2	Registration Rights Agreement dated February 22, 2005 by and between Toreador Resources Corporation and Karen Anderson.

*4.3	Registration Rights Agreement dated February 22, 2005 by and between Toreador Resources Corporation and Roger A. Anderson.

10.1

Reserve Base Revolving Facility Agreement dated December 23, 2004 by and among Madison Energy France, as Borrower, Madison Oil France as Guarantor, Toreador Resources Corporation and Madison Oil Company Europe as Obligors, Natexis Banques Populaires as Agent, Arranger and Technical Bank and the Financial Institutions Listed on Schedule 1 as Lenders (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2004, File No. 0-2517, and incorporated herein by reference).

* Filed herewith.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: February 24, 2005

By:                /s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description

*4.1	Registration Rights Agreement dated February 22, 2005 by and between Toreador Resources Corporation and James R. Anderson.

*4.2	Registration Rights Agreement dated February 22, 2005 by and between Toreador Resources Corporation and Karen Anderson.

*4.3	Registration Rights Agreement dated February 22 2005 by and between Toreador Resources Corporation and Roger A. Anderson.

10.1

Reserve Base Revolving Facility Agreement dated December 23, 2004 by and among Madison Energy France, as Borrower, Madison Oil France as Guarantor, Toreador Resources Corporation and Madison Oil Company Europe as Obligors, Natexis Banques Populaires as Agent, Arranger and Technical Bank and the Financial Institutions Listed on Schedule 1 as Lenders (previously filed as Exhibit 10.1 to Toreador Resources Corporation Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2004, File No. 0-2517, and incorporated herein by reference).

* File herewith